UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 28, 2016, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into an amendment (the “Amendment”) to the Amended and Restated Master Sale and Servicing Agreement dated as of August 12, 2011 (the “Original Agreement”) with National Rural Utilities Cooperative Finance Corporation (“CFC”). The Amendment eliminates the requirement under the Original Agreement that CFC maintain an investment account to hold collections it receives on loans serviced for Farmer Mac, which, under the Original Agreement, are remitted to Farmer Mac on a monthly basis. The Amendment further provides that CFC will instead remit these collections to Farmer Mac promptly after they are received. All other terms of the Original Agreement remain the same as previously filed as Exhibit 10.26 to Form 10-Q filed November 9, 2011.

CFC has a “related party” relationship with Farmer Mac as the result of CFC’s ownership of Farmer Mac common stock. CFC is the second-largest owner of Farmer Mac’s Class A voting common stock and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 1, 2016 and filed with the SEC on that same date. The agreements described above were entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other program participants that do not have a related party relationship with Farmer Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: December 1, 2016